                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             CURRENT REPORT Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


     Date of report (Date of earliest event reported) January 12, 2006

                                  Neoware, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


           Delaware                   000-21240                   23-2705700
--------------------------------------------------------------------------------
(State or Other Jurisdiction   (Commission File Number)         (IRS Employer
   of Incorporation)                                         Identification No.)

  3200 Horizon Drive, King of Prussia, Pennsylvania                19406
--------------------------------------------------------------------------------
      (Address of Principal Executive Offices)                   (Zip Code)

                                 (610) 277-8300
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

         The information set forth under Item 7.01 regarding the financial information for the second fiscal quarter ended December 31, 2005 is hereby incorporated by reference into this Item 2.02.

Item 7.01.  Regulation FD Disclosure

         On January 4, 2006, the Company issued a press release announcing that on Friday February 13, 2006, Michael Kantrowitz, the Company's Chairman and CEO, will be making a presentation at the Needham & Company, LLC Growth Conference. The presentation will include an overview of the Company's strategy, business and products and will be broadcast over the Internet live at www.neoware.com/events/. In addition to his presentation, Mr. Kantrowitz intends to meet with securities analysts and investors. During the presentation and the meetings Mr. Kantrowitz will provide certain information relating to the second quarter ended December 31, 2005, based on preliminary analysis of the Company's currently available financial information.

Preliminary December 31, 2005 Quarter Results

     o Based on preliminary information and subject to the completion of the Company's financial review and analysis, revenues for the quarter ended December 31, 2005 are expected to be approximately $29 million compared to $20.5 million in the prior year quarter, an increase of approximately 42%.
     o GAAP gross profit margin as a percentage of revenue is expected to be around the mid point of the Company's guidance of 40% to 45%.
     o Operating expenses are expected to be in the same range as the prior sequential quarter as a percentage of revenue.
     o The Company's cash balance is projected to be approximately $33 million as of December 31, 2005, with no debt.
     o The fully diluted share count is expected to be approximately 17.8 million shares for the quarter ended December 31, 2005 as a result of stock option exercises and the effect of the Company's stock price on the calculation of diluted shares using the Treasury Method.

Safe Harbor Statement

         The information contained in this report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding: anticipated revenues, gross profit margin, operating expenses, cash balance and fully diluted share count for the quarter ended December 31, 2005. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in such forward-looking statements include: our inability to successfully integrate the Maxspeed acquisition; our inability to successfully integrate our recent acquisitions; the timing and receipt of future orders; our timely development and customers' acceptance of our products, including our new products; pricing pressures; rapid technological changes in the industry; growth of overall thin client sales through the capture of a greater portion of the PC market, including sales to large enterprise customers; our ability to maintain our partnerships and relationships; our dependence on our suppliers and distributors; increased competition; our continued ability to sell our products through Lenovo to IBM's customers; our ability to attract and retain qualified personnel, including the former employees of the businesses we acquired; adverse changes in customer order patterns; our ability to identify and successfully consummate and integrate future acquisitions; adverse changes in general economic conditions in the U. S. and internationally; risks associated with foreign operations; and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, our report on Form 10-K for the year ended June 30, 2005 and Form 10-Q for the quarter ended September 30, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                     NEOWARE, INC.


Dated: January 12, 2006              By: /S/ Keith D. Schneck,
                                         --------------------------------------
                                     Keith D. Schneck, Executive Vice President
                                     and Chief Financial Officer



                                       3